UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2005

INVISA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50081	65-1005398
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IIRS Employer Identification No.)

6935 15th Street East, Suite 120, Sarasota, Florida 34243

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code (941) 355-9361

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Effective May 12, 2005, Invisa, Inc. entered into an oral understanding with regard to a direct financial obligation of approximately $45,000. The obligation pledges all of our assets exclusive of intellectual properties. We believe that we may have defenses to and/or the right to challenge this direct obligation and/or security agreement. Without waiving these defenses, we have received a forbearance undertaking in exchange for our undertaking to make payments aggregating approximately $20,000 per month.

Item 5.02(b)	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective May 12, 2005, Herb M. Lustig resigned from Invisa, Inc.’s Board of Directors.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits

Exhibit No.	Description
10.43	Note
10.44	Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVISA, INC.

Date: May 16, 2005	By:	/s/ Stephen A. Michael
Stephen A. Michael
Title: Acting President